                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Precision Auto Care, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          [PRECISION AUTO CARE LOGO]

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS,
                                 MAY 25, 1999


     A Special Meeting of Shareholders of Precision Auto Care, Inc. (the "Company") will be held at the Company's headquarters located at 748 Miller Drive, S.E., Leesburg, Virginia on May 25, 1999 at 11:00 a.m., for the following purposes:

     1. To consider approval of the issuance of Common Stock by the Company in payment of interest and a financing fee in connection with a $5,000,000 Subordinated Debenture due May 25, 1999;

     2. To consider approval of the adoption of the 1999 Employee Stock Option and Restricted Stock Plan and the reservation of 600,000 shares of Common Stock for issuance thereunder; and

     3. To consider approval of the grant of restricted stock awards to the non-employee members of the Company's board of directors.

     Only holders of shares of Common Stock of record on the books of the Company at the close of business on April 14, 1999 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

     You are cordially invited to be present at the Special Meeting. IF YOU CANNOT ATTEND, PLEASE EXECUTE AND MAIL PROMPTLY THE ENCLOSED FORM OF PROXY, USING THE ENCLOSED RETURN ENVELOPE.

                              By Order of the Board of Directors,


                              Eliot Bowytz
                              Secretary

748 Miller Drive, S.E
Leesburg, Virginia 20175
April 18, 1999

                           PRECISION AUTO CARE, INC.
                             748 MILLER DRIVE, S.E.
                           LEESBURG, VIRGINIA  20175

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                                  May 25, 1999


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The following information is submitted concerning the enclosed form of proxy and the matters to be acted upon under authority thereof at the Special Meeting of Shareholders of the Company to be held on the 25/th/ day of May, 1999, commencing at 11:00 a.m., or at any adjournment thereof, pursuant to the accompanying notice of said meeting. The Special Meeting will be held at the Company's headquarters located at 748 Miller Drive, S.E., Leesburg, Virginia 20175. The Company intends to mail this proxy statement and accompanying proxy to all shareholders entitled to vote at the Special Meeting on or about
April 18, 1999.

     The Company is the result of the combination of WE JAC Corporation (the owner of Precision Tune Auto Care) and eight other automotive maintenance services companies in connection with the Company's November 1997 initial public offering (the "IPO Combination"). The eight companies joined with WE JAC Corporation were: Miracle Industries, Inc.; Lube Ventures, Inc.; Rocky Mountain Ventures, Inc.; Rocky Mountain Ventures II, Inc.; Prema Properties, Ltd.; Miracle Partners, Inc.; Ralston Car Wash Ltd.; and KBG, LLC. With the IPO combination, the "Precision" family of brands was expanded to include car wash and quick oil change and lube services. The Company acquired Worldwide Drying Systems, Inc. shortly after the IPO Combination. In March 1998, the Company acquired Promotora de Francquicias Praxis S.A. de C.V., previously the holder of a master franchise agreement for Precision Tune Auto Care in Mexico and Puerto Rico.

SOLICITATION AND REVOCABILITY OF PROXIES

     The proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy shall be suspended if the shareholder shall be present at the meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy. Shares represented by proxies received will be voted. Where the shareholder has specified his choice with respect to the proposal to be acted upon, the shares will be voted in accordance with the specification so made, and in the absence thereof will be voted FOR each of the three proposals presented at the meeting.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit proxies by facsimile, telephone or personal interview for which they will receive no additional compensation. In addition, arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material for the meeting to beneficial owners, and the Company will reimburse them for their reasonable expenses in so doing.


QUORUM AND VOTING REQUIREMENTS

     On the record date for the meeting, there were 6,120,543 shares of Common Stock outstanding. The presence at the meeting, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of Common Stock is entitled to one vote on all matters. Shareholders of record who are present at the meeting, in person or by proxy, and those who abstain, including brokers holding shares of record for customers who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and are counted for purposes of determining if a quorum exists.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. These shares for which brokers have not received voting instructions from the beneficial owner are generally referred to as "uninstructed shares." As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. The Company will apply the principles set forth below with respect to broker non-votes.

     Quorum Requirements: Broker non-votes will not be counted for purposes of determining whether a quorum exists. The existence of a quorum will be determined based upon the number of shares held by shareholders present in person plus the largest number of shares represented by proxies in which votes have been cast or as to which authority to vote has not been withheld on any proposal. Accordingly, if a broker has exercised discretionary authority with respect to a proposal or has not withheld authority to vote on a proposal, those shares may be counted as votes entitled to be cast at the meeting for quorum purposes and the number of shares entitled to be voted for quorum purposes will not be reduced by broker non-votes on a different proposal.

     Approval of Issuance of Common Stock in Payment of Interest and Fees Due on Subordinated Debenture: To be approved, rules applicable to issuers such as the Company whose shares are listed on the NASDAQ Stock Market require that the proposal receive the affirmative vote of the majority of the votes which are cast at the meeting on this particular proposal. Uninstructed shares are not entitled to vote on this matter and therefore broker non-votes do not affect the outcome. Under applicable NASDAQ Stock Market votes, abstentions are considered as votes cast and, accordingly, they have the affect of a vote against the proposal.

          Approval of the 1999 Stock Option and Restricted Stock Plan: To be approved, rules applicable to issuers such as the Company whose shares are listed on the NASDAQ Stock Market require that the Plan receive the affirmative vote of the majority of the votes which are cast at the meeting on this particular proposal. Uninstructed shares are not entitled to vote on this matter and therefore broker non-votes do not affect the outcome. Under applicable NASDAQ Stock Market votes, abstentions are considered as votes cast and, accordingly, they have the affect of a vote against the proposal.

          Approval of Grants of Restricted Stock Awards to Outside Directors:
To be approved, rules applicable to issuers such as the Company whose shares are listed on the NASDAQ Stock Market require that the grants of the restricted stock awards receive the affirmative vote of the majority of the votes which are cast the meeting on this particular proposal. Uninstructed shares are not entitled to vote on this matter and therefore broker non-votes do not affect the outcome. Under applicable NASDAQ Stock Market votes, abstentions are considered as votes cast and, accordingly, they have the affect of a vote against the proposal.

          Other Matters: Because this is a Special Meeting of shareholders, Virginia law provides that no other business may be conducted at the meeting.


      INFORMATION WITH RESPECT TO CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS OF THE COMPANY

          The shareholders named in the following table are those known to the Company to be the beneficial owners of 5% or more of the Company's Common Stock. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of a security or the power to dispose, or to direct the disposition of, a security. Except as otherwise indicated, the Company believes that each individual owner listed below exercises sole voting and dispositive power over their shares.

                                                                      PERCENTAGE OF
                                          AMOUNT OF BENEFICIAL        OUTSTANDING
NAME AND ADDRESS                           OWNERSHIP (SHARES)         COMMON STOCK
----------------                          --------------------        ------------
SAFECO Corporation/(1)/                        1,215,500                  19.8%
SAFECO Plaza
Seattle, Washington  98185

William P. Stiritz/(2)/                          500,000                  8.17%
10401 Clayton Road, Suite 101
St. Louis, Missouri  63131

Roberto Zambrano V.                              499,799                  8.17%
Mauricio Zambrano V.
David Zambrano V.
& Daniel Zambrano V.(3)
P.O. Box 1499
Olmito, Texas  78575

___________
(1) As reported in Schedule 13G (Amendment No. 2) filed with the Commission on or about February 12, 1999.
(2) As reported on Schedule 13D filed with the Commission on December 31, 1997. Does not include 10,000 shares owned by Mr. Stiritz's son, of which Mr. Stiritz disclaims beneficial ownership.
(3) As listed in the Company's stock transfer records. The shares are held in the names of the listed individuals as joint tenants.


SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 15, 1999 by: (i) each director of the Company, (ii) each executive officer named in the table below labeled Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group. This table is based on information provided by the Company's directors and executive officers and the Company's review of filings with the Securities and Exchange Commission with respect to executive officers not currently employed with the Company. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons exercises sole voting and dispositive power over his or her shares.

                                            AMOUNT OF                PERCENTAGE OF OUTSTANDING
NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP                 COMMON STOCK
------------------------               -------------------                  ------------
Lynn E. Caruthers/(1)/                       135,581                           2.21%
John F. Ripley/(2)/                          110,050                           1.77
James A. Hay/(3)/                             13,162                            *
Arnold Janofsky/(4)/                          25,058                            *
Grant G. Nicolai/(5)/                         25,816                            *
Peter J. Kendrick                                  0                            *
William R. Klumb/(6)/                         42,263                            *
Woodley A. Allen/(7)/                         23,000                            *
George A. Bavelis                             83,817                           1.44
Bernard H. Clineburg/(7)/                     12,500                            *
Effie L. Eliopulos                           258,104                           4.21
Bassam N. Ibrahim/(7)/                        13,850                            *
Richard O. Johnson                            56,497                            *
Arthur Kellar/(8)/                           180,029                           2.94
Harry G. Pappas, Jr./(9)/                     26,000                            *
Gerald A. Zamensky/(10)/                     111,298                           1.82

All directors and executive                1,060,525                          16.85
 officers as a group (22
 persons)/(11)/

_______________
*Represents less than 1%.
(1) Includes 24,500 shares held by CARFAM Associates and 77,938 shares held by Caruthers Properties, Ltd., limited partnerships in which Ms. Caruthers holds limited partnership interests, and options to purchase 10,000 shares which Ms. Caruthers may exercise within 60 days.
(2) Mr. Ripley resigned from the Company on October 21, 1998. His separation agreement provides that Mr. Ripley will have until October 1999 to exercise 93,100 of his vested options. The remainder of Mr. Ripley's options have been terminated.
(3) Includes options to purchase 10,001 shares that are exercisable within 60 days.
(4) Includes options to purchase 21,333 shares that are exercisable within 60 days.
(5) Includes options to purchase 16,667 shares that are exercisable within 60 days.
(6) Includes options to purchase 4,167 shares that are exercisable within 60 days.
(7) Includes options to purchase 10,000 shares that are exercisable within 60 days.
(8) Includes options to purchase 35,000 shares that are exercisable within 60 days.
(9) Includes options to purchase 12,120 shares that are exercisable within 60 days.
(10) Includes 47,176 shares held by Mr. Zamensky's spouse.
(11) Includes shares beneficially owned by the executive officers named in the Summary Compensation Table and those individuals who are executive officers as of the date of this Proxy Statement.



                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors who are employees receive no additional compensation for serving as directors. All non-employee directors receive fees for each meeting of the Board of Directors they attend, $1,000 for each meeting attended in person and $500 for each meeting attended via telephone. Non-employee directors who also serve as members of Committees of the Board of Directors receive $200 per committee meeting attended. In light of the Company's recent cash flow difficulties, at the Board of Directors meeting held on October 21, 1998, the Board decided to indefinitely suspend the payment of their compensation.

     In connection with the resignation of John Moynahan as Chief Financial Officer effective January 15, 1999, Woodley A. Allen agreed to serve as a special financial consultant to the Company on a full-time basis until the Company hired a new chief financial officer. Mr. Allen served in that capacity from December 1, 1998 to January 31, 1999, the date on which the Company hired a new chief financial officer. The Company agreed to pay Mr. Allen $10,000 per month and granted Mr. Allen's stock options for 10,000 shares of common stock with an exercise price of $3.625 per share as consideration for his services.

EXECUTIVE COMPENSATION

     The table below sets forth the compensation earned and paid to each named executive officer who earned $100,000 or more during the periods presented. Amounts shown for 1996 and for a portion of 1997 represent compensation for employment by WE JAC Corporation, the Company's predecessor. Options grants shown for 1996, 1997 and a portion of 1998 represent grants by WE JAC Corporation which were assumed by the Company in connection with the IPO Combination.

     Mr. Ripley resigned from the Company on October 21, 1998 and Mr. Kendrick resigned from the Company on January 1, 1999. In connection with reorganizing and streamlining the Company's management structure, the Company recently determined it was appropriate to eliminate the positions occupied by James A. Hay, Arnold Janofsky and Grant G. Nicolai. Accordingly, the employment of Messrs. Hay, Janofsky and Nicolai will terminate effective June 2, 1999.

     Information concerning Charles L. Dunlap, the Company's current President and Chief Executive Officer and certain other current executive officers of the Company is included below under the caption "Employment Agreements" and "New Plan Benefits."

                           SUMMARY COMPENSATION TABLE

                                                                                        SECURITIES
  NAME AND PRINCIPAL                                                 OTHER ANNUAL       UNDERLYING          ALL OTHER
       POSITION               YEAR        SALARY         BONUS       COMPENSATION         OPTIONS        COMPENSATION/(1)/
       --------               ----        ------         -----       ------------         -------        ------------
John F. Ripley                   1998       $199,654      $100,000                               87,762               $2,594
Former President and             1997        181,734        63,438                              100,000
  Chief Executive                1996        169,131        34,000                               80,338
   Officer/(2)/

James A. Hay                     1998        117,692                           $15,000           35,000                1,765
Executive Vice President--
  North America/(3)/

Arnold Janofsky                  1998        127,308                                              3,500                1,841
Senior Vice President and        1997        117,269         9,646                                4,000
   General Counsel/(4)/          1996         80,385                                             17,500

Grant G. Nicolai                 1998        117,115                             7,700           25,000                1,076
Senior Vice President--          1997        110,809         8,577              17,175
   International/(5)/            1996         85,769         8,625

Peter J. Kendrick                1998        124,231                                              7,500                1,846
Vice President--Finance/(6)/     1997         15,577                                              5,000

____________________
(1) Amounts represent the Company's matching contributions to the Company's 401(k) Savings Plan.
(2)  Mr. Ripley resigned from the Company on October 21, 1998.
(3) Mr. Hay's employment with WE JAC Corporation, the Company's predecessor commenced on July 1, 1997. The amount shown as "Other Annual Compensation" is for the reimbursement of relocation expenses. Mr. Hay's employment with the Company will terminate on June 2, 1999.
(4)  Mr. Janofsky's employment with the Company will terminate on  June 2, 1999.
(5) Mr. Nicolai's employment with the Company will terminate on June 2, 1999. Amounts shown as "Other Annual Compensation" are for commissions on the sale of franchises.
(6) Mr. Kendrick's employment with WE JAC Corporation, the Company's predecessor commenced on April 21, 1997. Mr. Kendrick resigned from the Company on January 1, 1999.


                       OPTION GRANTS IN LAST FISCAL YEAR




                                                                                                        POTENTIAL REALIZED VALUE
                             NUMBER OF                                                                   AT ASSUMED ANNUAL RATES
                             SECURITIES                                                                   OF STOCK PRICE APPRECI-
                             UNDERLYING      % OF TOTAL OPTIONS         WEIGHTED                         ATION FOR OPTION TERM/(4)/
                                                                                                         ---------------------
                              OPTIONS       GRANTED TO EMPLOYEES         AVERAGE           EXPIRATION
Name                        GRANTED/(1)/       IN FISCAL YEAR       EXERCISE PRICE/(2)/     DATE/(3)/      5%              10%
                            -------            --------------       --------------          ----           --              ---
John F. Ripley/(5)/           268,100             33.61%                  $8.99            06/17/08     $1,520,933       $3,848,041
James A. Hay                   40,000              5.02%                  $9.41            06/17/08        210,150          557,350
Arnold Janofsky                25,000              3.13%                  $8.64            11/12/07        150,625          367,625
Grant G. Nicolai               25,000              3.13%                  $8.63            11/12/07        150,875          367,875
Peter J. Kendrick/(6)/         12,500              1.57%                  $9.40            11/12/07         65,750          174,250

________________
(1) Stock options exercisable into 797,600 shares of Common Stock were granted to all employees, non-employee directors of the Company and related parties as a group during the fiscal year ended June 30, 1998. Total includes 474,600 options granted by WE JAC Corporation and assumed by the Company during fiscal 1998, including 193,100, 5,000, 21,500, 12,500 and 5,000 options granted by Messrs. Ripley, Hay, Janofsky, Nicolai, and Kendrick, respectively.
(2) The exercise price is the "fair market value" of the Company's Common Stock at the date of grant as determined in good faith by the Company's Board of Directors or the Board of directors of WE JAC Corporation in the case of options assumed in the IPO Combination.
(3) Date shown is expiration date of latest grant. Options generally vest and become exercisable in annual installments of 33% of the shares covered by each grant commencing on the first anniversary of the grant date, and expire ten years after the grant date.
(4) The dollar amounts under the potential realizable values column use the 5% and 10% rates of appreciation permitted by the SEC, and are not intended to forecast actual future appreciation in the stock price. Actual gains, if any, on stock option exercises are dependant on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved. The assumed rates are compounded annually to the full ten-year term of the options.
(5) Mr. Ripley resigned from the Company on October 21, 1998. His separation agreement provides that Mr. Ripley will have until October 1999 to exercise 93,100 of his vesting options. The remainder of Mr. Ripley's options have been terminated.
(6) Mr. Kendrick resigned from the Company on January 1, 1999 and Mr. Kendrick's options have been terminated.


                             YEAR-END OPTION VALUES

                                NUMBER OF SECURITIES UNDERLYING               VALUE OF THE UNEXERCISED IN-THE-MONEY
                              UNEXERCISED OPTIONS AT JUNE 30, 1998               OPTIONS AT JUNE 30, 1998/(1)/
                              ------------------------------------               ------------------------
Name                           EXERCISABLE        UNEXERCISABLE              EXERCISABLE           UNEXERCISABLE
John F. Ripley(2)                193,100               75,000                   $241,805             $ 9,375
James A. Hay                       1,667               38,333                          0              19,375
Arnold Janofsky                   12,999               12,001                     18,957              12,543
Grant G. Nicolai                   8,333               16,667                     13,540              17,711
Peter J. Kendrick(3)               1,667               10,833                          0               6,563

______________
(1) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on June 30, 1998 was $9.875. Value is calculated on the basis of the difference between the option exercise price and $9.875, multiplied by the number of shares of Common Stock underlying the option.
(2) Mr. Ripley resigned from the Company on October 21, 1998. His separation agreement provides that Mr. Ripley will have until October 1999 to exercise 93,100 of his vesting options. The remainder of Mr. Ripley's options have been terminated.
(3) Mr. Kendrick resigned from the Company on January 1, 1999 and Mr. Kendrick's options have been terminated.


                            EMPLOYMENT ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     General. Each of Messrs. Hay, Janofsky, Kendrick and Nicolai entered into employment agreements to serve as vice presidents for a period of three years commencing August 1, 1997. Mr. Klumb entered into an employment agreement to serve as a vice president for a period of three years commencing November 12, 1997. The agreements provide that Messrs. Hay, Janofsky, Kendrick and Nicolai will each receive a base salary of $120,000 per annum, Mr. Klumb will receive a base salary of $90,000 per annum, and each of them are entitled to receive a performance bonus under the plan developed for all of the Company's vice presidents. Under the terms of each employment agreement, each vice president is required to maintain the confidentiality of proprietary business or technical information obtained during the course of employment with the Company. Messrs. Hay, Janofsky, Kendrick and Nicolai are each prohibited from competing with the Company in the United States during the time each is employed by the Company and for a period of two years thereafter. Mr. Klumb is prohibited from competing with the Company in the United States during the time he is employed by the Company and for a period of one year thereafter. The employment agreements provide that in the event the vice president's employment is terminated by the Company other than for cause, or is terminated by the vice president for good reason (e.g., following a change of control of the Company), the vice president will be entitled to receive a severance benefit equal to his base salary at the rate in effect at the time of termination for 18 months, in the case of Messrs. Hay, Janofsky and Nicolai, and for 12 months in the case for Mr. Klumb. The vice president will also be entitled to receive any salary and benefits accrued, vested or unpaid as of the date of termination as well as any other benefits to which the employee is entitled under any benefit plan, policy or program maintained by the Company in which the vice president participated. See "Severance Arrangements."

     In October 1998, the Company entered into an employment agreement with Charles L. Dunlap pursuant to which Mr. Dunlap agreed to serve as President and Chief Executive Officer for a period of three years. The agreement also provides that Mr. Dunlap will serve as a member of the Company's Board of Directors. Mr. Dunlap will receive a base salary of $200,000 per annum. Under the terms of the employment agreement, Mr. Dunlap is required to maintain the confidentiality of proprietary business or technical information he obtains in the course of his employment with the Company, and he is prohibited from competing with the Company in the United States during any time he is performing duties for the Company and for a period of two years thereafter. In the event Mr. Dunlap's employment is terminated by the Company other than for cause, or is terminated by Mr. Dunlap for good reason (e.g., following a change of control of the Company), Mr. Dunlap will be entitled to receive a severance benefit equal to his base salary at the rate in effect at the time of termination for the remainder of his initial term or 18 months, whichever is greater, and will be entitled to receive any salary and benefits accrued, vested or unpaid as of the date of termination. In the event of such termination, Mr. Dunlap also will be entitled to receive a pro rata portion of his performance bonus.

     Mr. Dunlap was also granted stock options for 100,000 shares of the Company's Common Stock on October 21, 1998 with an exercise price of $4.25. The options vest in three equal installments commencing one year from the date of grant. The options expire on October 21, 2008.

     In July 1998, the Company entered into an employment agreement with William
E. Roller pursuant to which Mr. Roller agreed to serve as Senior Vice President, Manufacturing and Distribution for a period of three years. The agreement provides that Mr. Roller will receive a base salary of $110,000 per annum and may also be awarded a performance bonus consistent with the Company's performance bonus plans for all Senior Vice Presidents in the Company. Under the terms of the employment agreement, Mr. Roller is required to maintain the confidentiality of proprietary business or technical information he obtains in the course of his employment with the Company, and he is prohibited from competing with the Company in the United States during any time he is performing duties for the Company and for a period of two years thereafter. In the event Mr. Roller's employment is terminated by the Company other than for cause, or is terminated by Mr. Roller for good reason (e.g., following a change of control of the Company), Mr. Roller will be entitled to receive a severance benefit equal to his base salary at the rate in effect at the time of termination for the remainder of his initial term or 18 months, whichever is greater, and will be entitled to receive any salary and benefits accrued, vested or unpaid as of the date of termination as well as any other benefits to which Mr. Roller is entitled under any benefit plan, policy or program maintained by the Company in which Mr. Roller participated.

     Severance Arrangements. In October 1998, the Company entered into an agreement with John (Jay) F. Ripley in connection with his resignation from Precision Auto Care, Inc. Pursuant to the terms of this agreement, Mr. Ripley will receive monthly payments of $10,000 for a period of at least one year for serving as a special advisor to the Company. If certain conditions are met, these monthly payments could be extended through April 2000. The Board of Directors has extended to one year the period of time Mr. Ripley has to exercise 93,100 of his vested stock options. If certain conditions are met, this period could be extended through April 2000.

     On January 1, 1999, Peter Kendrick resigned from the Company. In connection with his resignation, the Company agreed to pay Mr. Kendrick $90,000 in three monthly installments of $30,000 and to continue Mr. Kendrick's health benefits through December 31, 1999. Mr. Kendrick's stock options were forfeited and terminated at the time of his resignation.

     In connection with reorganizing the Company in order to reduce costs and provide for a more responsive management structure, the Company recently eliminated the senior management positions occupied by Messrs. Hay, Janofsky and Nicolai and their employment with the Company will be terminated effective on or about June 2, 1999. Following the elimination of these positions, Messrs. Hay, Janofsky and Nicolai advised the Company that they believed that the severance benefit to which they are entitled under their respective employment agreements is to be paid to them as a lump sum. The Company believes that the terms of the agreements require the Company to continue to make salary payments to the executives on a regular basis for the proscribed period and not in the form of a lump sum payment. The Company is presently holding discussions with these three executives concerning ways to resolve the parties' differences.


ITEM 1: APPROVAL OF COMMON STOCK ISSUANCE IN PAYMENT OF INTEREST AND FEES DUE ON SUBORDINATED DEBENTURE

     On January 25, 1999, the Company borrowed $5.0 million from Arthur C. Kellar, a director of the Company, pursuant to the terms of a Subordinated Debenture (the "Subordinated Debenture"). Under the terms of the Subordinated Debenture, payment of principal and interest is subordinated to all of the Company's outstanding senior indebtedness, including indebtedness payable to First Union National Bank, the Company's senior bank lender. On January 25, 1999, the Company had approximately $18.2 million in outstanding senior indebtedness payable to First Union National Bank.

     The principal amount outstanding under the terms of the Subordinated Debenture bears interest at the rate of 15% per annum unless the Company defaults under the terms of the Subordinated Debenture, in which case the interest rate increases to 17%. As an inducement for the purchase of the Subordinated Debenture, the Company issued Mr. Kellar options to purchase 25,000 shares of the Company's common stock at an exercise price equal to $2.00, the closing price of the

Company's common stock on the date the Subordinated Debenture was issued. The Company also agreed to pay Mr. Kellar a financing fee at the maturity of the Subordinated Debenture in the amount of $50,000. The issuance of the Subordinated Debenture on such terms and conditions was approved unanimously by the Company's Board of Directors. The Board of Directors believed that the terms of the financing were favorable to the Company at the time, particularly in light of the Company's liquidity position and the senior lender's requirement that the financing be subordinate to the Company's senior indebtedness. Mr. Kellar abstained from voting with respect to the matter.

     Under the terms of the Subordinated Debenture, the $5.0 million principal amount is due to be repaid in cash on May 25, 1999. If the Subordinated Debenture is repaid in full on that date, interest in the amount of $250,000 and the $50,000 financing fee will also be due and payable. The Subordinated Debenture provides that the interest and the financing fee are to be paid in shares of the Company's common stock. The Subordinated Debenture provides that the Company's common stock will be valued at its closing price per share on the date immediately prior to the date on which the interest and the financing fee is actually paid to Mr. Kellar.

     Although the terms of the Subordinated Debenture require the Company to repay the Subordinated Debenture on May 25, 1999, it is possible that the Subordinated Debenture will not be repaid in whole or in part on that date because the terms of the Company's credit agreement with its senior lender require the Company to engage in certain sale and refinancing transactions related to the Company's real estate. The proceeds of these transactions must be applied to reduce the principal amount of loans outstanding to the senior lender by specified dates.

     The terms of the Company's credit agreement, as it has been modified recently with its senior lender, require the Company to generate approximately $9.0 million in proceeds from the sale of assets or financing transactions by April 25, 1999. In order to accomplish this, the Company has been pursuing a variety of real estate financing transactions and asset dispositions, some of which have been completed. The Company presently expects that it will close on the remainder of the contemplated transactions by April 25, 1999, as required by the terms of its senior lender credit agreement. The Company's senior lender has agreed that if the Company satisfies this requirement and is not otherwise in default under the credit agreement, the senior lender will apply $2.5 million of the proceeds from the final transaction to repay in part the Subordinated Debenture on May 25, 1999. In that event, the Company would also be entitled to pay the remaining amounts due under the Subordinated Debenture to Mr. Kellar on the May 25, 1999 maturity date. If the Company fails to satisfy the requirement that it generate approximately $9.0 million in transaction proceeds by April 25, 1999 or is otherwise in default under its bank credit agreement, the Company would not be entitled to repay the Subordinated Debenture on May 25, 1999, without the consent of the senior lender. Also, to the extent the Company satisfies the requirement that it obtain $9.0 million by April 25, 1999 and is not otherwise in default under the bank credit agreement, the Company will have to generate an additional $2.5 million from the sale of assets or other financing transactions in order to repay the Subordinated Debenture in full on May 25, 1999.

     If the Company is unable to repay the Subordinated Debenture in whole or in part on May 25, 1999, interest would continue to accrue on the unpaid balance following such date at the default rate of 17% per annum. Such additional interest will also be payable in shares of the Company's common stock valued in the manner described above.

     Rules applicable to issuers, such as the Company, whose shares are listed on the NASDAQ Stock Market require stockholder approval of certain issuances of voting company stock. Under these rules, the issuance of common stock by the Company to Mr. Kellar in payment of the interest and financing fee due under the Subordinated Debenture is subject to the Company's prior receipt of stockholder approval. Accordingly, the terms of the Subordinated Debenture provide that any issuance of common stock for the purpose of paying the interest and financing fees on the Subordinated Debenture is subject to the Company's receipt of the approval of its shareholders. In the event that shareholder approval is not obtained, the Company will pay the interest and financing fees in cash. The Company believes that it is in the Company's best interest that the Company pay the interest and financing fees in common stock in order to conserve the Company's cash resources.

     At the Special Meeting of Shareholders, the Company is seeking shareholder approval of the issuance of common stock in order to pay the interest and fees on the Subordinated Debenture in shares of common stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL
                                                                  ---
OF THE ISSUANCE OF COMMON STOCK IN PAYMENT OF INTEREST AND FEES DUE ON THE SUBORDINATED DEBENTURE.


ITEM 2:  APPROVAL OF 1999 EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN

     Subject to shareholder approval, the Board of Directors has adopted the Precision Auto Care, Inc. 1999 Employee Stock Option and Restricted Stock Plan (the "1999 Plan") and has authorized an aggregate of 600,000 shares of the Company's Common Stock for issuance under the 1999 Plan. The 1999 Plan is intended as an incentive to attract qualified individuals to join the Company as employees as well as to retain and motivate existing employees by providing them with the opportunity to increase their proprietary interests in the Company. Having a personal stake in the Company increases an individual's interest in the Company's growth and success and provides a long-range inducement for continued employment with the Company. Attached as Appendix A is a copy of the 1999 Plan.

     At the time the 1999 Plan was adopted by the Board of Directors, 98,000 options remained available to be granted under the Company's other outstanding stock option plans. In connection with the adoption of the 1999 Plan, the Board of Directors determined that the Company will not issue any of those options in the future but may reissue options under those plans to the extent that those options which are presently outstanding under those plans are later cancelled, expire or are otherwise terminated in accordance with the terms of such plans. The Company presently has options to purchase 457,000 shares of its Common Stock under those other plans.

RECENT GRANTS

     On March 31, 1999, the date on which the Plan was adopted by the Board of Directors, the Board granted restricted share awards to each of the following executive officers of the Company in the amounts indicated:

     Charles L. Dunlap, President and Chief Executive officer (50,000 shares) Clifford H. Harris, Chief Financial Officer (20,000 shares)
     William F. Klumb, Vice President Wash Operations (10,000 shares)
     William E. Roller, Senior Vice President, Manufacturing and Distribution (20,000 shares)
     John T. Wiegand, Vice President Operations (15,000 shares)


     Under the terms of each grant, each of the officers' right, title and interest in the shares which are subject to his grant will not vest until the third anniversary of the date of grant. No portion of the restricted stock will vest prior to the third anniversary unless the following conditions are satisfied: If the Company's common stock closes at a price of at least $4.00 per share, 25% of the shares covered by each restricted stock award will vest immediately. If the Company's common stock closes at a price per share of at least $6.00 per share, 75% of the shares covered by each restricted stock award will vest immediately. If the Company's common stock closes at a price of $8.00 per share, all of the shares covered by each restricted stock award will vest immediately.

     The Company also granted stock options to each of the following executive officers in the amounts indicated:

     Charles L. Dunlap, President and Chief Executive Officer (options to purchase 100,000 shares)
     William F. Klumb, Vice President Wash Operations (options to purchase 10,000 shares)
     William E. Roller, Senior Vice President, Manufacturing and Distribution (options to purchase 20,000 shares)
     John T. Wiegand, Vice President Operations (options to purchase 10,000 shares)

     The options are exercisable at a price of $2.375 per share, the closing price of the Company's common stock on the date of grant, and have a term of ten years. Under the terms of each grant, one-third of the options will vest, to the extent that options have not vested pursuant to the acceleration provisions described below, on each of the first three anniversaries of the date of grant. Also, the vesting of such options may be accelerated on the following basis: If the Company's common stock closes at a price of at least $4.00 per share prior to the first anniversary of the date of grant, 25% of the options will vest immediately. If the Company's common stock closes at a price of at least $6.00 per share, 75% of the options, to the extent that options have not previously vested, will vest immediately. If the Company's common stock closes at a price of $8.00 per share, all of the unvested options will vest immediately.

     The grants of the restricted share awards and stock options were made subject to the Company's receipt of shareholder approval.

SUMMARY OF THE 1999 PLAN

     The 1999 Plan is administered by the Organization and Compensation Committee of the Board of Directors. Six hundred thousand (600,000) shares of the Company's Common Stock have been reserved for issuance under the 1999 Plan. No member of the Committee and no member of the Board of Directors who is not also an employee is eligible to participate in the 1999 Plan.

     Option Grants. Options recommended by the Committee must be approved by the Board of Directors before they may be granted. The exercise price for options issued under the 1999 Plan shall be the fair market value at the time of the grant. Fair market value is defined as the then current fair market value of the Company's Common Stock as determined by reference to the selling price of the shares on the applicable market. Options under the 1999 Plan may not be granted after March 31, 2009. Options may extend for a period of up to 10 years from the date of grant with the actual term to be established by the Board of Directors at the time of grant. Upon termination of an option holder's active employment with the Company and its subsidiaries for any reason (including illness or disability), the option and rights thereunder shall terminate on the date of termination of employment. The Board of Directors has the discretion in the event the option holder takes a leave of absence from the Company and its subsidiaries for personal reasons or for military service to take such action in respect of the option as the Board of Directors may deem appropriate, including extending the time following termination of active employment during which the option holder is entitled to purchase the shares of Common Stock subject to his option. If an option holder's employment with the Company and its subsidiaries terminates by reason of death or retirement pursuant to normal Company policies, the retired employee or personal representative of the deceased employee may elect to exercise the option within ninety (90) days of the termination of the option holder's employment. In no event may any option be exercised after the expiration of its term. Options are nontransferable and nonassignable except by inheritance.

     The purchase price for shares of Common Stock on the exercise of options generally may be paid either in cash, by delivering to the Company shares of Common Stock previously owned by the option holder for at least six months that, together with any cash tendered with the shares, will equal in value the full purchase price, or by other "cashless" exercise methods specified in the 1999 Plan. Permitting stock-for-stock payments or other cashless exercises allows option holders to acquire shares of Common Stock without incurring the costs that may arise when the exercise price must be paid in cash.

     The Board of Directors has the discretion to grant either incentive stock options or nonqualified stock options under the 1999 Plan.

     Restricted Share Awards. The Committee may, in its sole discretion, issue Common Stock as compensation for services rendered to the Company and its subsidiaries. The Committee may subject such shares to any restrictions it deems appropriate at the time of making the award, such as conditions relating to performance, vesting, sale, assignment, encumbrance or other transfer. This Common Stock is thus called "Restricted Shares." The terms, conditions and any performance requirements of Restricted Shares will be determined by the Committee and set forth in a written agreement executed by the Company and the employee. The holders of Restricted Shares will have the same voting, dividend and other rights as the Company's other stockholders. Restricted Shares may be sold or awarded under the 1999 Plan for such consideration as the Committee may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services. If an award consists of newly issued Restricted Shares, the employee must furnish consideration to the Company with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company or its subsidiaries, as the Committee may determine.

     In General. The 1999 Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The 1999 Plan contains provisions to prevent dilution in case of stock dividends, stock splits and changes in the structure of shares of the Common Stock. The 1999 Plan may be amended, modified or discontinued at any time by the Board of Directors, except that the Board does not have the power to (i) revoke or alter the terms of any valid option or Restricted Share award previously made pursuant to the 1999 Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to options or Restricted Share awards made pursuant to the 1999 Plan, (iii) decrease the exercise price of options granted pursuant to the 1999 Plan, (iv) change the class of employee to whom options or Restricted Share awards may be made pursuant to the 1999 Plan, or (v) provide for options exercisable more than 10 years after the date granted.

CERTAIN TAX CONSEQUENCES OF THE 1999 PLAN

     The following discussion of the Federal tax consequences of the 1999 Plan is based on the Internal Revenue Code provisions currently in effect, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state tax laws.
It is not intended to be a complete discussion of all of the United States income tax consequences of the 1999 Plan or of all the requirements that must be satisfied to qualify for the tax treatment described in this discussion.
Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, the tax consequences may vary depending on the personal circumstances of individual holders of options and Restricted Shares, and tax requirements applicable to residents of countries other than the United States.

     Options. An option holder will not recognize income upon the grant of an option under the 1999 Plan, or at any other time prior to the exercise of the option. Upon exercise of a nonqualified option, the option holder will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price of the Common Stock. This income is subject to withholding and other employment taxes. The Company then will be entitled to a deduction in a like amount for compensation paid to the option holder. The ordinary income recognized upon exercise of the option will constitute "personal service income" for purposes of Federal income taxes.

     A subsequent taxable disposition of shares of Common Stock acquired upon exercise of a nonqualified option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the stock on the date the option was exercised and the amount realized on later disposition.

     An option holder will not recognize income upon the grant or exercise of an incentive stock option under the 1999 Plan if (i) no disposition of the Common Stock acquired pursuant to the option is made by the option holder within two years from the date of the granting of the option or within one year after the transfer of such Common Stock to the option holder and (ii) at all times during the period beginning on the date the option was granted and ending on the day three months before the date of such exercise, the option holder was an employee of the Company. The difference between the fair market value of the Common Stock on the date of exercise and the option price, however, is an item of tax preference for purposes of the alternative minimum tax.

     If an option holder who has acquired shares of Common Stock by the exercise of an incentive stock option makes a taxable disposition of such Common Stock after satisfying the above holding period requirements, the option holder generally will recognize long-term capital gain or loss measured by the difference between the option price and the selling price. In such a case, the Company will not be entitled to any deduction for compensation paid to the option holder.

     If an option holder who has acquired shares of Common Stock by the exercise of an incentive stock option makes a taxable disposition of such Common Stock within two years from the date of the granting of the option or within one year after the transfer of such Common Stock to the option holder, a disqualifying disposition occurs. In that event the option holder recognizes ordinary income equal to the lesser of (i) the actual gain or (ii) the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. This income is subject to withholding and other employment taxes.
The Company will then be entitled to a deduction in like amount for any compensation paid to the option holder. If a loss is sustained on such a disposition, the loss will generally be treated as a capital loss. If the amount received on the disqualifying disposition exceeds the fair market value of the Common Stock on the date of exercise, the excess will generally be either long- or short-term capital gain.

     Restricted Shares. Restricted Share awards are subject to a vesting schedule (or some other substantial risk of forfeiture). If a holder of Restricted Shares separates from employment before vesting in the shares, the shares are forfeited and revert to the Company. If the employee paid for the shares, the purchase price will be refunded. Generally, the employee will not recognize taxable income at the time of an award or purchase of Restricted Shares. However, the employee may make an election under Section 83(b) of the Internal Revenue Code ("Code") to be taxed at the time of the award.

     If an election under Code 83(b) to recognize income at the time of the award or purchase is not timely made, the employee will recognize taxable income at the time of vesting. The taxable income will be equal to the excess of the fair market value of the Restricted Shares at the time the shares vest over the amount (if any) that the employee paid for the Restricted Shares.

     If an employee receives or purchases Restricted Shares that remain subject to vesting, the employee may elect under Code 83(b) to include as ordinary income in the year of the award or purchase an amount equal to the excess of (a) the fair market value of the shares on the transfer date over (b) the purchase price (if any) paid for the shares. The fair market value of the Restricted Shares will be determined as if the shares were not subject to forfeiture. If the employee makes the Code 83(b) election, the employee will not recognize any additional income when the shares vest. Any appreciation in the value of the Restricted Shares after the award or purchase is not taxed as compensation but instead is taxed as capital gain when Restricted Shares are sold or transferred.

     If an employee makes a Section 83(b) election and the Restricted Shares are later forfeited, the holder is not entitled to a tax deduction or a refund of the tax already paid.

     Income that is characterized as compensation income, whether as a result of vesting in the Restricted Shares or in connection with a Code 83(b) election, will be subject to withholding and other employment taxes. The Company will be entitled to a deduction in like amount, and in the same tax year, for any compensation income reportable by the holder of Restricted Shares.

     Dividends received by a holder of Restricted Shares on unvested Restricted Shares are treated as taxable compensation and are subject to withholding if the holder is an employee or former employee. The Company is entitled to a deduction equal to the amount of the dividends paid on unvested restricted shares. Dividends received on Restricted Shares subject to a Code 83(b) election are taxed as dividends instead of compensation.

     Approval of the adoption of the 1999 Plan and the reservation of 600,000 shares of Common Stock for issuance under the 1999 Plan is subject to the affirmative vote of the holders of a majority of voting power of the Company Common Stock present in person or represented by proxy at the Special Meeting.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE PLAN AND
                                 ---
THE RESERVATION OF SIX HUNDRED THOUSAND SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE PLAN.

ITEM 3. APPROVAL OF THE GRANT OF RESTRICTED STOCK AWARDS TO THE NON-EMPLOYEE MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS

     As noted above in the portion of this Proxy Statement relating to the compensation of the Company's directors, on October 21, 1998 the Company's Board of Directors determined it was appropriate to suspend the payment of cash director fees in light of the Company's need for liquidity. At a meeting held on March 31, 1999, the Board of Directors unanimously approved the grant of restricted stock awards to each of the members of the Company's Board of Directors who is not also an employee of the Company, subject to the approval of the Company's stockholders.

     These restricted stock awards were made in order to provide the outside board members with appropriate compensation in lieu of their cash fees through the June 30, 1999 end of the Company's fiscal year. The Company believes that the restricted stock awards are particularly appropriate, given the number of board and committee meetings the directors have attended and the amount of time board members have devoted to the Company's affairs during the past seven months. Accordingly, at the March 31, 1999 board of directors meeting, each of Woodley A. Allen, George Bavelis, Lynn Caruthers, Bernard Clineburg, Bassam Ibrahim, Richard Johnson, Arthur Kellar, Harry G. Pappas, Jr. and Gerald Zamensky was granted a restricted stock award covering 5,000 shares of the Company common stock.

     Under the terms of each grant, each of the outside director's right, title and interest to the 5,000 shares which are the subject of his or her grant will not vest until the third anniversary of the date of grant. No portion of the restricted stock award will vest prior to the third anniversary unless the following conditions are satisfied: If the Company's common stock closes at a price of at least $4.00 per share, 25% of the shares covered by each restricted stock award will vest immediately. If the Company's common stock closes at a price of at least $6.00 per share, 75% of the shares covered by each restricted stock award will vest immediately. If the Company's common stock closes at a price of $8.00 per share, all of the shares covered by each restricted stock award will vest immediately.

     The Board of Directors awarded the restricted stock grants subject to the Company's receipt of shareholder approval. Rules applicable to issuers, such as the Company, whose shares are listed on the Nasdaq Stock Market, require stockholder approval of certain issuances of voting common stock. Under these rules, the issuance of common stock by the Company to the directors in the form of these restricted stock awards is subject to stockholder approval.

     At the Special Meeting of Shareholders, the Company is seeking approval of the grants to each of the outside directors of the restricted stock awards described above and the reservation of 45,000 shares of the Company's common stock to be issued thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL
                                                                  ---
OF THE GRANT OF THE RESTRICTED STOCK AWARDS TO THE COMPANY'S NON-EMPLOYEE DIRECTORS.

                               NEW PLAN BENEFITS

          Set forth in the table below are benefits or amounts that would be received by or allocated to the persons and groups referenced for each of the 1999 Plan and the restricted stock awards being granted to outside directors. None of the benefits or amounts that actually will be received are determinable at this time.

                                                                                                   OUTSIDE
                                                   1999 PLAN                                 DIRECTOR RESTRICTED
                                                   ---------
                                                                                                STOCK AWARDS
                                                                                                ------------
                                                 DOLLAR VALUE
                                                      OF                                                   DOLLAR VALUE
                               RESTRICTED         RESTRICTED            STOCK           RESTRICTED         OF RESTRICTED
     NAME AND POSITION          SHARES/(1)/        SHARES/(2)/        OPTIONS/(1)/        SHARES             SHARES/(2)/
     -----------------          ------             ------             -------             ------             ------
Charles Dunlap
   President and Chief
   Executive Officer            50,000            $118,750            100,000                  0                    0
Clifford H. Harris
   Chief Financial Officer      20,000            $ 47,500                  0                  0                    0
William F.  Klumb
   Vice President, Wash
   Operations                   10,000            $ 23,750             10,000                  0                    0
William E. Roller
   Senior Vice President,
   Manufacturing and
   Distribution                 20,000            $ 47,500             20,000                  0                    0
John T. Wiegand
   Vice President,
   Operations                   15,000            $ 35,625             10,000                  0                    0
Woodley A. Allen,
   Director                          0                   0                  0              5,000             $ 11,875
George Bavelis, Director             0                   0                  0              5,000             $ 11,875
Lynn Caruthers, Director             0                   0                  0              5,000             $ 11,875
Bernard Clineburg,
   Director                          0                   0                  0              5,000
Bassam Ibrahim, Director             0                   0                  0              5,000             $ 11,875
Richard Johnson, Director            0                   0                  0              5,000             $ 11,875
Arthur Kellar, Director              0                   0                  0              5,000             $ 11,875
Harry G. Pappas, Jr.,
   Director                          0                   0                  0              5,000             $ 11,875
Gerald Zamensky,
   Director                          0                   0                  0              5,000             $ 11,875

Executive Group/(3)/           125,000            $296,875            187,500                  0                    0

Non-Executive Director
   Group                             0                 0                    0             45,000             $106,875

Non-Executive Officer
   Employee Group                    0                 0              140,625                  0                    0

____________________

(1) The selection of participants under the 1999 Plan and the number of shares of Common Stock subject to options and restricted shares granted and awarded thereunder are at the discretion of the Company's Organization and Compensation Committee. The number of options and restricted shares included in the table is the number the Board of Directors granted at the time the 1999 Plan was adopted.

(2) The dollar value is based upon the $2.375 closing price of the Company's stock on March 31, 1999, the date on which the plan or arrangement was adopted. The actual dollar amounts will depend upon the value of the Company's common stock at the time shares subject to each award vest.

(3) The Executive Group consists of those individuals who are executive officers as of the date of this Proxy Statement.


                             SHAREHOLDER PROPOSALS

     In order for a shareholder proposal to be considered for the Company's 1999 Annual Meeting of Shareholders, it must be received by the Company at its offices no later than July 19, 1999. All such shareholder proposals should be mailed to the Company's headquarters and addressed to the attention of Eliot Bowytz, Secretary. To be eligible for inclusion in next year's proxy material, such proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended. In order to be considered at an Annual Meeting, a shareholder proposal must be presented by the proponents or their representatives in attendance at the meeting.

                                                                      APPENDIX A



                    PRECISION AUTO CARE, INC. 1999 EMPLOYEE
                    STOCK OPTION AND RESTRICTED STOCK PLAN

                    PRECISION AUTO CARE, INC. 1999 EMPLOYEE
                    STOCK OPTION AND RESTRICTED STOCK PLAN


     1.  PURPOSE

     The proper execution of the duties and responsibilities of the executives and key employees of Precision Auto Care, Inc. (the "Corporation") and its subsidiaries is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions that contribute materially to the successful operation of the business of the Corporation and its subsidiaries.
It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and its subsidiaries and to increase the prosperity, growth, and earnings of the Corporation. This stock option and restricted stock plan is intended to serve these purposes.

     2.  DEFINITIONS

     The following terms wherever used herein shall have the meanings set forth below.

     (a) The term "Award" means award of an Option or a Restricted Share under the Plan.

     (b) The term "Board of Directors" shall mean the Board of Directors of the Corporation.

     (c) The term "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as the ownership of Common Stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A) or (D) of this definition) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (C) the Corporation enters into an agreement, the consummation

                              Appendix A - Page 1
of which would result in the occurrence of a Change in Control of the Corporation; or (D) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation of such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale of disposition by the Corporation of all or substantially all the Corporation's assets.

     (d) The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (e) The term "Committee" shall mean a committee to be appointed by the Board of Directors to consist of three or more members, all of whom are members of the Board of Directors.

     (f) The term "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Corporation.

     (g) The term "Corporation" shall mean Precision Auto Care, Inc., a Virginia corporation.

     (h) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (i) The term "Fair Market Value" of the Common Stock shall be (a) the average on the applicable date of the high and low prices of a share of Common Stock on the principal national securities exchange on which shares of Common Stock are then trading, or, if shares were not traded on such date, then on the next preceding date on which a trade occurred; or (b) if Common Stock is not traded on a national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Authorized Quotation System ("NASDAQ") or a successor quotation system, the last reported sale price on such date as reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not traded on a national securities exchange and is not reported in NASDAQ or a successor quotation system, the closing bid price (or average bid prices) last quoted on such date by an established quotation service for over-the-counter securities; or (d) if Common Stock is not traded on a national securities exchange, is not reported on NASDAQ or a successor quotation system and is not otherwise publicly traded on such date, the fair market value of a share of Common Stock as established by the Board acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Stock in private arm's-length transactions. During periods when the Fair Market Value of a share of Common Stock cannot be determined under any of the methods specified in clauses
(a), (b) and (c), above, the Committee shall have the authority to establish the Fair Market Value of the Common Stock as of the beginning of (or periodically during) each fiscal year of the Company and to use such value for all transactions occurring thereafter within such fiscal year.

                              Appendix A - Page 2

     (j) The term "Incentive Stock Option" shall mean any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

     (k) The term "Nonqualified Stock Option" shall mean any Option granted pursuant to the Plan that is not an Incentive Stock Option.

     (l) The term "Option" or "Stock Option" shall mean a right granted pursuant to the Plan to purchase shares of Common Stock.

     (m) The term "Option Agreement" shall mean the written agreement representing Options granted pursuant to the Plan as contemplated by Paragraph 7 of the Plan.

     (n) The term "Plan" shall mean the Precision Auto Care, Inc. 1999 Employee Stock Option and Restricted Stock Plan as originally approved by the Board of Directors on March 31, 1999, as the same may be amended from time to time.

     (o) The term "Restricted Share" means a share of Common Stock awarded under the Plan.

     (p) The term "Restricted Stock Agreement" means the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

     (q) The term "subsidiary" or "subsidiaries" shall mean a corporation of which capital stock possessing 50% or more of the total combined voting power of all classes of its capital stock entitled to vote generally in the election of directors is owned in the aggregate by the Corporation directly or indirectly through one or more subsidiaries.

     3.  EFFECTIVE DATE OF THE PLAN

     The Plan shall become effective upon stockholder approval, provided that such approval is received before the expiration of one year from the date the Plan is approved by the Board of Directors, and provided further that the Board of Directors may grant Options or award Restricted Shares pursuant to the Plan prior to stockholder approval if the grant of such Options or the award of such Restricted Shares by their terms are contingent upon subsequent stockholder approval of the Plan.

     4.  ADMINISTRATION

     (a) The Plan shall be administered by the Committee.

                              Appendix A - Page 3

     (b) The Committee may establish, from time to time and at any time, subject to the approval of the Board of Directors and subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

     (c) The Committee shall from time to time submit to the Board of Directors for its approval the names of those key employees who, in its opinion, should receive Awards, and shall recommend the numbers of shares on which Awards should be granted to each such person and the nature of the Awards to be granted.

     (d) Awards shall be granted by the Corporation and shall become effective only after prior approval of the Board of Directors, and upon the execution of an Option Agreement or a Restricted Stock Agreement, as applicable, between the Corporation and the recipient of the Award.

     (e) The Committee's interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final, unless otherwise determined by the Board of Directors. No member of the Committee or the Board of Directors shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

     5.  PARTICIPATION IN THE PLAN

     (a) Participation in the Plan shall be limited to the executives and key employees of the Corporation and its subsidiaries who shall be designated by the Committee and approved by the Board of Directors.

     (b) No member of the Board of Directors who is not also an employee of the Corporation shall be eligible to participate in the Plan.

     6.  STOCK SUBJECT TO THE PLAN

     (a) There shall be reserved for the granting of Awards pursuant to the Plan, and for issuance and sale pursuant to such Awards, six hundred thousand (600,000) shares of Common Stock. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been made pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued in connection with Awards made pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Award has been made are forfeited or otherwise cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance in connection with Awards made pursuant to the Plan.

                              Appendix A - Page 4

     (b) In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be appropriate, in its discretion, in the number and kind of shares reserved for Awards and in the number, kind and price of shares covered by Awards made pursuant to the Plan.

     7.  TERMS AND CONDITIONS OF OPTIONS

     (a) Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Committee from time to time may determine.

     (b) The exercise price per share for Options shall be established by the Board of Directors upon the recommendation of the Committee at the time of the grant of Options pursuant to the Plan and shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. If the Board of Directors does not establish a specific exercise price per share at the time of grant, the exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Option.

     (c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Option shall be determined by the Board of Directors at the time of grant of the Option, provided that if no term is established by the Board of Directors, the term of the Option shall be 10 years from the date on which it is granted.

     (d) The Board of Directors, upon recommendation of the Committee, may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest in the Option holder over such period of time as the Committee, in its discretion, shall determine for each Option holder. If the Committee does not designate a vesting schedule, the Option granted to the Option holder shall not be exercisable until three years after the date of grant, at which time the Option will be fully exercisable. Notwithstanding the foregoing, each Option Agreement shall provide that upon the occurrence of a Change in Control of the Corporation, all Options then outstanding shall become immediately exercisable; except that (i) in the case of an Incentive Stock Option, the acceleration of exercisability shall not occur without the Optionee's written consent; and (ii) if the Corporation and the other party to the transaction constituting a Change in Control of the Corporation agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Corporation's independent accountants and such other party's independent accountants each determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

     (e) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution.

                              Appendix A - Page 5

     (f) Upon voluntary or involuntary termination of an Option holder's active employment for any reason (including illness or disability), his Option and all rights thereunder shall terminate effective at the close of business on the date the Option holder ceases to be an active, regular employee of the Corporation or any of its subsidiaries, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (g), (h) and (i) of this Paragraph 7.

     (g) In the event an Option holder (i) takes a leave of absence from the Corporation or any of its subsidiaries for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government or (ii) terminate his employment or ceases providing services to the Corporation and any of its subsidiaries, by reason of illness, disability, voluntary termination with the consent of the Committee, or other special circumstances, the Committee may consider his case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted Options may be exercised and extending the time following the Option holder's termination of active employment during which the Option holder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the term of the Option.

     (h) If an Option holder dies during the term of his Option without having fully exercised his Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within ninety (90) days of the Option holder's death to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

     (i) If an Option holder terminates employment without his having fully exercised his Option due to his retirement with the consent of the Corporation, then such Option holder shall have the right within ninety (90) days of the Option holder's termination of employment to purchase the number of shares of Common Stock that the Option holder was entitled to purchase at the date of his termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. The Committee may cancel an Option during the ninety-day period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Corporation. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Corporation, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

     (j) The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or to retain or employ the Option holder for any specified period.

                              Appendix A - Page 6

     (k) In addition to the general terms and conditions set forth in this Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

          (i) "Incentive stock options" shall be granted only to individuals who, at the date of grant of the Option, are regular, full-time employees of the Corporation or any of its subsidiaries;

          (ii) No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to be granted an "incentive stock option", unless the exercise price per share is at least 110% of the Fair Market Value of the Common Stock subject to the Option on the date of grant of the Option and the Option, by its terms, is not exercisable after the expiration of five years from the date the Option is granted.

          (iii) To the extent that aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock in respect of which an Option is exercisable for the first time by the Option holder during any calendar year (and taking into account all "incentive stock option" plans of the Corporation and its subsidiaries) exceeds $100,000, that number of whole shares for which an option issued hereunder is exercisable with an aggregate fair market value in excess of this $100,000 limit shall not be treated as having been granted under an "incentive stock option"; and

          (iv) Any other terms and conditions specified by the Board of Directors that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for "incentive stock options" under Section 422 of the Code.

     8.   METHODS OF EXERCISE OF OPTIONS

     (a) An Option holder (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Corporation in writing at its principal office at 748 Miller Drive, S.E., Leesburg, Virginia 20175 to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment or provisions for payment for the shares of Common Stock so purchased in accordance with this Paragraph 8. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder should mail the original executed copy of the written notice to the Corporation promptly thereafter.

     (b)  Payment or provision for payment shall be made as follows:

                              Appendix A - Page 7

          (i) The Option holder shall deliver to the Corporation at the address set forth in subparagraph 8(a), United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

          (ii) The Option holder shall tender to the Corporation shares of Common Stock already owned by the Option holder that, together with any cash tendered therewith, have an aggregate fair market value (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

          (iii) The Option holder shall deliver to the Corporation an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the shares of Common Stock as to which such exercise relates and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds, less commissions and brokerage fees to the Option holder or to deliver the remaining shares of Common Stock to the Option holder.

          Notwithstanding the foregoing provisions, the Committee and the Board of Directors, in granting Options pursuant to the Plan, may limit the methods in which an Option may be exercised by an person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in subparagraph 8(b)(i)).

     (c) In addition to the alternative methods of exercise set forth in subparagraph (b), holders of Nonqualified Stock Options shall be entitled, at or prior to the time the written notice provided for in subparagraph 8(a) is delivered to the Corporation, to elect to have the Corporation withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option that number of shares of Common Stock (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) necessary to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option. Alternatively, such holder of a Nonqualified Stock Option may elect to deliver previously owned shares of Common Stock upon exercise of the Nonqualified Stock Option to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option. If the Board of Directors does not include any provisions relating to this withholding feature in its resolutions granting the Nonqualified Stock Option or in the Option Agreement, however, the maximum amount that an Option holder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares an Option holder may deliver shall be equal to the minimum federal and state withholding. Notwithstanding the foregoing provisions, the Committee or the Board of Directors may include in the

                              Appendix A - Page 8

Option Agreement relating to any such Nonqualified Stock Option provisions limiting or eliminating the Option holder's ability to pay his withholding tax obligation with shares of Common Stock or, if no such provisions are included in the Option Agreement but in the opinion of the Committee or the Board of Directors such withholding would have an adverse tax, accounting or other effect to the Corporation, at or prior to exercise of the Nonqualified Stock Option, the Committee or the Board of Directors may so limit or eliminate the Option holder's ability to pay his withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of a Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Corporation, such method would not be in compliance with all applicable laws and regulations.

     (d) An Option holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

     (e) An Option holder shall have none of the rights of a stockholder of the Corporation until the shares of Common Stock covered by the Option are issued to him upon exercise of the Option.

     9.  TERMS AND CONDITIONS OF RESTRICTED SHARE AWARDS.

     (a) Each award of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Corporation. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

     (b) Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services; provided, however, that to the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash equivalents or past services rendered to the Corporation or its subsidiaries, as the Committee may determine.

     (c) Each award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. Notwithstanding the foregoing, each Restricted Stock Agreement shall provide that all Restricted Stock Shares subject to the agreement shall become fully vested in the event that a Change in Control occurs with respect to the Corporation, except if the Corporation and the other party to the transaction constituting a Change in Control of the Corporation agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Corporation's independent accountants and such other

                              Appendix A - Page 9
party's independent accountants each determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

     (d) The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

     10. AMENDMENTS AND DISCONTINUANCE OF THE PLAN

     The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any Award previously granted pursuant to the Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to Awards granted pursuant to the Plan,
(iii) change the maximum aggregate number of shares of Common Stock that may be issued upon or in connection with Awards granted pursuant to the Plan to any single individual, (iv) decrease the price determined pursuant to the provisions of subparagraph 7(b), (v) change the class of persons to whom Awards may be made pursuant to the Plan, or (vi) provide for Options exercisable more than 10 years after the date granted.

     11. PLAN SUBJECT TO GOVERNMENTAL LAWS AND REGULATIONS

     The Plan and the terms of the Awards made pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

     12. DURATION OF THE PLAN

     No Awards may be made pursuant to the Plan after the close of business on March 31, 2009.

                              Appendix A - Page 10

                 [Precision Auto Care, Inc. Logo appears here]


The undersigned hereby appoints Charles L. Dunlap, Clifford Harris and ________________ and each of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as set forth below, all the shares of Common Stock of Precision Auto Care, Inc., held of record by the undersigned on April 14, 1999, at the Special Meeting of Shareholders to be held on May 25, 1999, or any adjournment thereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

1. Approval of the issuance of Common Stock by the Company in payment of interest and a financing fee in connection with a $5,000,000 Subordinated Debenture due May 25, 1999.

     _________FOR            _________AGAINST          __________ABSTAIN


2. Approval of the adoption of the 1999 Employee Stock Option and Restricted Stock Plan and the reservation of the 600,000 shares of Common Stock for issuance thereunder.

    _________FOR             __________AGAINST         ____________ABSTAIN


3. Approval of the grant of restricted stock awards to the non-employee members of the Company's Board of Directors.

    _________FOR             __________AGAINST         ____________ABSTAIN


                   Please sign your name(s) on reverse side

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, IF PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign your name exactly as it appears hereon. If shares are held jointly, all holders must sign. When signing in a fiduciary or representative capacity (attorney, executor, administrator, trustee, guardian, officer of corporation, etc.) please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at such meeting or and adjournment thereof.



Dated _____________, 19__               -----------------------------------
                                        Signature



                                        -----------------------------------
                                        Signature



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.